UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 17, 2014

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(I.R.S. Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices)(Zip Code)

(281) 258-4400

(Company's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 17, 2014, SAExploration Holdings, Inc., a Delaware corporation (the “Company”), held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 14,870,549 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 9,181,481 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting and the results of the votes cast thereupon:

Proposal 1. To elect three directors to the Company’s Board of Directors as Class A Directors serving until the Annual Meeting of Stockholders to be held in 2017.

Nominee	For	Withhold	Broker Non-Vote
Jeff Hastings	6,771,482	1,018,549	1,391,450
Brent Whiteley	6,771,482	1,018,549	1,391,450
Gary Dalton	7,782,831	7,200	1,391,450

Proposal 2. To vote on a proposal to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain
7,263,748	1,913,580	4,153

As a result, the stockholders of the Company elected each nominee as a Class A director of the Company and ratified the appointment of Grant Thornton LLP as the independent registered accounting firm for the Company for the year ending December 31, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2014	SAExploration Holdings, Inc.

	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary

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